Execution Copy

SECURITY AGREEMENT

By

INTERNAP NETWORK SERVICES CORPORATION,
as Borrower,

and

THE GUARANTORS PARTY HERETO,
as Pledgors,

and

JEFFERIES FINANCE LLC,
as Collateral Agent

Dated as of November 26, 2013

TABLE OF CONTENTS

ARTICLE XI	MISCELLANEOUS	39

Section 11.1	Concerning Collateral Agent	39

Section 11.2	Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact	40

Section 11.3	Continuing Security Interest; Assignment	40

Section 11.4	Termination; Release; Reinstatement	40

Section 11.5	Modification in Writing	41

Section 11.6	Notices	41

Section 11.7	Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial	41

Section 11.8	Severability of Provisions	43

Section 11.9	Execution in Counterparts	43

Section 11.10	Business Days	43

Section 11.11	Waiver of Stay	43

Section 11.12	No Credit for Payment of Taxes or Imposition	43

Section 11.13	No Claims Against Collateral Agent	44

Section 11.14	No Release	44

Section 11.15	Overdue Amounts	44

Section 11.16	Obligations Absolute	44

SCHEDULES
Schedule 1	Filings, Registrations and Recordings

EXHIBITS

Exhibit 1	Form of Issuer’s Acknowledgment
Exhibit 2	Form of Pledge Amendment
Exhibit 3	Form of Joinder Agreement
Exhibit 4	Form of Securities Account Control Agreement
Exhibit 5	Form of Deposit Account Control Agreement
Exhibit 6	Form of Copyright Security Agreement
Exhibit 7	Form of Patent Security Agreement
Exhibit 8	Form of Trademark Security Agreement

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of November 26, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by Internap Network Services Corporation, a Delaware corporation (“Borrower”), and the Subsidiaries of Borrower from time to time party hereto by execution of this Agreement or otherwise by execution of a Joinder Agreement (the “Guarantors”) (Borrower, together with the Guarantors, as pledgors, assignors and debtors and together with any successors, the “Pledgors,” and each, a “Pledgor”), in favor of Jefferies Finance LLC, in its capacity as collateral agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).

R E C I T A L S:

A.           Borrower, the Guarantors, the Collateral Agent, the other Agents party thereto and the lending institutions from time to time party thereto as lenders (the “Lenders”) have entered into that certain Credit Agreement, dated as of November 26, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.           The Guarantors have, pursuant to the Credit Agreement, unconditionally guaranteed the Secured Obligations.

C.           Each Pledgor will receive substantial benefits from the execution, delivery and performance of the Secured Obligations under the Credit Agreement and the other Loan Documents and is, therefore, willing to enter into this Agreement.

D.           Each Pledgor is, or as to Collateral acquired by such Pledgor after the date hereof, will be, the legal and/or beneficial owner of the Collateral pledged by it hereunder.

E.           This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations.

F.           It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and the Secured Parties to provide the other Secured Obligations  that each Pledgor executes and delivers the applicable Loan Documents, including this Agreement.

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1            Definitions.

(a)           Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC have the meanings assigned to them in the UCC.

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(b)           Terms used but not otherwise defined herein that are defined in the Credit Agreement have the meanings given to them in the Credit Agreement.  In addition, the following terms shall have the following meanings:

“Additional Pledged Interests” means, collectively, with respect to each Pledgor, (a) all options, warrants, rights, agreements, additional membership, partnership or other Equity Interests of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other Equity Interests from time to time acquired by such Pledgor in any manner and (b) all membership, partnership or other Equity Interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements, additional membership, partnership or other Equity Interests of whatever class of such limited liability company, partnership or other entity, together with all rights, privileges, authority and powers of such Pledgor relating to such interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other Equity Interests, from time to time acquired by such Pledgor in any manner.

“Additional Pledged Shares” means, collectively, with respect to each Pledgor, (a) all options, warrants, rights, Equity Interests, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any other Equity Interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests issued by any such issuer under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such interests, from time to time acquired by such Pledgor in any manner and (b) all the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation, together with all rights, privileges, authority and powers of such Pledgor relating to such shares or under any Organizational Document of such corporation, and the certificates, instruments and agreements representing such shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares, from time to time acquired by such Pledgor in any manner.

“Agreement” has the meaning assigned to such term in the Preamble hereof.

“Bailee Letter” has the meaning assigned to such term in Section 3.4(h).

“Borrower” has the meaning assigned to such term in the Preamble.

“Charges” means any and all property and other taxes, assessments and special assessments, levies, fees and all other governmental charges imposed upon or assessed against, and all claims (including any landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other charges arising by operation of law) against, all or any portion of the Collateral.

“Collateral” has the meaning assigned to such term in Section 2.1.

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“Collateral Account” means any collateral account or sub-account established by the Collateral Agent for the purpose of serving as a collateral account under this Agreement and all property from time to time on deposit in the Collateral Account.

“Collateral Agent” has the meaning assigned to such term in the Preamble hereof.

“Commodity Account Control Agreement” means a commodity account control agreement in a form that is reasonably satisfactory to the Collateral Agent.

“Computer Hardware” means all rights (including rights as licensee and lessee) with respect to (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, computer elements, card readers, tape drives, hard and soft disc drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; and (b) any documentation for hardware, software and firmware described in clause (a), including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes; and all rights with respect thereto, including any and all licenses, options, warrants, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions, new versions or model conversions of any of the foregoing.

“Computer Software” means all rights (including rights as licensee and lessee) with respect to all computer software, software programs and databases designed for use on or in connection with Computer Hardware (including source code, object code and all related applications and data files) and including (a) all operating system software, utilities and application programs in any form; (b) any firmware associated with any of the foregoing; (c) any tangible embodiments of and any documentation for the software, programs, databases and firmware described in clauses (a), and (b) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes; and (d) all rights with respect any of the foregoing, including any and all licenses, options, warrants, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions, new versions or model conversions of any of the foregoing, (e) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect to any of the foregoing.

“Contracts” means, collectively, with respect to each Pledgor, all contracts, agreements and grants (in each case, whether written or oral, or third party or intercompany), to which such Pledgor is a party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” means (a) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, and (b) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC and (c) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Control Agreements” means, collectively, the Deposit Account Control Agreement(s), the Securities Account Control Agreement(s) and the Commodity Account Control Agreement(s).

“Copyright Security Agreement” means an agreement substantially in the form of Exhibit 6 hereto.

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“Copyrights” means, collectively, all works of authorship (whether or not protected by statutory or common law copyright, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications, together with any and all (a) tangible embodiments of any of the foregoing, (b) rights and privileges arising under applicable Legal Requirements with respect to the use of such copyrights, (c) reissues, renewals, continuations, modifications and extensions thereof and derivative works, (d) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (e) rights corresponding thereto throughout the world and (f) rights to sue for past, present or future infringements thereof.

“Credit Agreement” has the meaning assigned to such term in Recital A hereof.

“Deposit Account Control Agreement” means an agreement substantially in the form of Exhibit 5 hereto or such other form that is reasonably satisfactory to the Collateral Agent.

“Deposit Accounts” means, collectively, with respect to each Pledgor, (a) all “deposit accounts” as such term is defined in the UCC, each Collateral Account and all accounts and sub-accounts relating to any of the foregoing accounts and (b) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (a) of this definition.

“Distributions” means, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Excluded Accounts” means, as to any Pledgor, all Deposit Accounts that are maintained in the ordinary course of business and used exclusively (x) as a payroll account for the employees of such Pledgor (provided that the amount contained in such account shall at no time exceed the total amount of payroll payable to the employees of such Pledgor within the immediately succeeding 30 days), or (y) as tax withholding accounts that contain an aggregate amount that does not exceed the aggregate amount required to be withheld for tax purposes by Legal Requirements.

“Excluded Property” means the following property of any Pledgor, whether now owned or hereafter acquired or arising:

(1)           any governmental licenses or state or local franchises, charters and authorizations (A) that prohibits or requires the consent of any Person other than Borrower or any of its Affiliates as a condition to the creation by any Pledgor of a Lien on any right, title or interest in licenses, franchises, charters or authorizations or (B) to the extent that any Legal Requirement applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Legal Requirement;

(2)           any lease, license or any similar contract or agreement entered into by any Pledgor or any property owned by any Pledgor that is subject to a Purchase Money Obligation or a Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Credit Agreement if and for so long as, but only for so long as and solely to the extent that, a grant of a security interest therein would (A) violate or invalidate such lease, license or similar contract or agreement or Purchase Money Obligation or Capital Lease Obligation or (B) create a right of termination in favor of any other party thereto (other than Borrower or a Pledgor), but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Legal Requirement); provided that each Pledgor shall, and shall cause each of its Subsidiaries to, make all commercially reasonable efforts to prevent any lease, license or other similar contract or agreement from constituting Excluded Property;

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(3)           intent-to-use trademark applications prior to the filing of a “statement of use” with respect thereto, to the extent and for so long as creation by any Pledgor of a security interest therein would result in the abandonment, invalidation or unenforceability thereof;

(4)           Motor Vehicles and other goods subject to certificates of title or ownership to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement or similar instrument;

(5)           the Excluded Accounts;

(6)           (x) voting Equity Interests in excess of 65% of all outstanding voting Equity Interests of any Foreign Subsidiary that is a controlled foreign corporation (within the meaning of Section 957(a) of the Internal Revenue Code) and (y) any Equity Interest of a Foreign Subsidiary that is an Immaterial Subsidiary;

(7)            any Excluded Regulatory Collateral; and

(8)           those assets as to which the Collateral Agent and the Borrower reasonably agree in writing that the cost of obtaining a security interest in or perfection thereof is excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby;

provided that notwithstanding anything to the contrary contained in clauses (1) through (8) above to the contrary, Excluded Property shall not include any Proceeds of Property described in clauses (1) through (8) above; provided, further, that at such time as any of the foregoing Property no longer constitutes Excluded Property (including, in the case of Excluded Regulatory Collateral, at such time as the approval of the applicable Governmental Authority has been obtained), such Property shall immediately and automatically constitute Collateral and a Lien on and security interest in and to all of the right, title and interest of the applicable Pledgor in, to and under such Property shall immediately attach thereto as provided herein.

“Excluded Regulatory Collateral” means any rights or interests now held or hereafter acquired by any Pledgor in any Regulatory License or other franchise, license, certificate, authorization, registration, permit or operating right authorizing or relating to such Pledgor’s business, including, without limitation, those issued by the FCC, or any PUC or Governmental Authority, solely to the extent the grant by such Pledgor of a security interest in such assets is prohibited by applicable Legal Requirements as a result of the inability to obtain the approval of the applicable Governmental Authority.

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“General Intangibles” means, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by such Pledgor and, in any event, shall include (a) all of such Pledgor’s rights, title and interest in, to and under all insurance policies and coverages and Contracts, (b) all of such Pledgor’s interest in know-how and warranties relating to any of the Collateral or any Mortgaged Property, (c) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (d) all guarantees, endorsements and indemnifications on, or of, any of the Collateral or any Mortgaged Property, (e) all of Pledgor’s interest in lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral or any Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Collateral or any Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (f) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Collateral or any Mortgaged Property, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation, and (g) all rights to reserves, payment intangibles, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Collateral or any Mortgaged Property and claims for tax or other refunds against any Governmental Authority relating to any Collateral or any Mortgaged Property.

“Goodwill” means, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including (a) all goodwill connected with the use of and symbolized by any Intellectual Property Collateral in which such Pledgor has any interest, (b) all of Pledgor’s interest in know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, plans, policies, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (c) all product lines of such Pledgor’s business.

“Guarantors” has the meaning assigned to such term in the Preamble hereof.

“Initial Pledged Interests” means, with respect to each Pledgor, all membership, partnership or other Equity Interests (other than in a corporation), as applicable, in each issuer described on Schedule 11 to the Perfection Certificate (other than Borrower), together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such membership, partnership or other Equity Interests and any and all interests of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other Equity Interests.

“Initial Pledged Shares” means, collectively, with respect to each Pledgor, the issued and outstanding shares of capital stock in each issuer that is a corporation described on Schedule 11 to the Perfection Certificate (other than Borrower), together with all rights, privileges, authority and powers of such Pledgor relating to such shares of capital stock in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

“Instruments” means, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

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“Intellectual Property Collateral” means, collectively, all (i) Patents, Trademarks, Copyrights, Computer Software and Trade Secrets now owned or hereafter created or acquired by or assigned to such Pledgor, including, without limitation, the Patents, Trademarks (including Internet domain names) and Copyrights that are Registered and listed on Schedule 14 to the Perfection Certificate, (ii) License Agreements to which any Pledgor is now or hereafter becomes a party or beneficiary, including, without limitation, the License Agreements listed on Schedule 14 to the Perfection Certificate and (iii) Goodwill.

“Intercompany Notes” means, with respect to each Pledgor, the Intercompany Note, all other intercompany notes listed on Schedule 12 to the Perfection Certificate and any intercompany notes hereafter acquired by such Pledgor, and all certificates, instruments or agreements evidencing any intercompany note and such other intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Investment Property” means any Security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

“Joinder Agreement” means an agreement substantially in the form of Exhibit 3 hereto.

“Lenders” has the meaning assigned to such term in Recital A hereof.

“License Agreements” means, collectively, all agreements, permits, consents, orders, franchises and covenants not to sue relating to the license, development, use or disclosure of any Patent, Trademark, Copyright or Trade Secret, together with any and all (a) renewals, extensions, supplements and continuations thereof, (b) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (c) rights to sue for past, present or future infringements or violations thereof and (d) other rights to use, exploit or practice any or all of the Patents, Trademarks, Copyrights or Trade Secrets.

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Patent Security Agreement” means an agreement substantially in the form of Exhibit 7 hereto.

“Patents” means, collectively, all patents, patent applications, utility models and statutory invention registrations (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (a) rights and privileges arising under applicable Legal Requirements with respect to the use of any patents, (b) inventions and improvements described and charged therein, (c) reissues, divisions, continuations, renewals, extensions, modifications and continuations-in-part thereof, (d) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (e) rights corresponding thereto throughout the world and (f) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” means the perfection certificate dated as of the date hereof, executed and delivered by each Pledgor party thereto in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate and any supplement thereto (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time by a Perfection Certificate Supplement or otherwise in accordance with the Credit Agreement.

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“Pledge Amendment” has the meaning assigned to such term in Section 5.1.

“Pledged Interests” means, collectively, the Initial Pledged Interests and the Additional Pledged Interests.

“Pledged Securities” means, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

“Pledged Shares” means, collectively, the Initial Pledged Shares and the Additional Pledged Shares.

“Pledgor” has the meaning assigned to such term in the preamble hereof.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Secured Obligations” has the meaning assigned to such term in the Credit Agreement.

“Secured Parties” has the meaning assigned to such term in the Credit Agreement.

“Securities Account Control Agreement” means an agreement substantially in the form of Exhibit 4 hereto or such other form that is reasonably satisfactory to the Collateral Agent.

“Securities Collateral” means, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Successor Interests” means, collectively, with respect to each Pledgor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from any consolidation or merger in which any Person listed on Schedule 1(a) to the Perfection Certificate is not the surviving entity.

“Trade Secrets” means, collectively, (a) all know-how, trade secrets and confidential or proprietary information, including customer and supplier lists, proprietary information, inventions, methods, plans, policies, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, pricing and cost information and business and marketing plans and proposals, (b) all tangible embodiments of any of the foregoing, (c) the right to limit the use or disclosure of any of the foregoing by any Person, (d) all rights and privileges arising under applicable Legal Requirements with respect to the use of any such information, (e) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements or misappropriations thereof, (f) rights corresponding thereto throughout the world and (g) rights to sue for past, present or future infringements thereof.

“Trademark Security Agreement” means an agreement substantially in the form of Exhibit 8 hereto.

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“Trademarks” means, collectively, all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (a) rights and privileges arising under applicable Legal Requirements with respect to the use of any trademarks, (b) goodwill associated therewith or symbolized thereby, (c) reissues, continuations, extensions and renewals thereof, (d) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (e) rights corresponding thereto throughout the world and (f) rights to sue for past, present or future infringements thereof.

“Transferable Record” has the meaning assigned to that term in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of applicable Legal Requirements, any or all of the attachment, perfection or priority of the Collateral Agent’s and the other Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

Section 1.2            Interpretation.  The rules of interpretation specified in the Credit Agreement (including Section 1.03 of the Credit Agreement) shall be applicable to this Agreement.

Section 1.3            Resolution of Drafting Ambiguities.  Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

Section 1.4            Perfection Certificate.  Each of the Persons from time to time party hereto agrees that the Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

Section 2.1            Grant of Security Interest.  As collateral security for the prompt and complete payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges, hypothecates and grants to the Collateral Agent for the benefit of the Secured Parties, a Lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(a)           all Accounts;

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(b)          all cash and Cash Equivalents;

(c)           all Chattel Paper;

(d)          all Collateral Accounts;

(e)          all Commercial Tort Claims, including those described on Schedule 15 to the Perfection Certificate;

(f)           all Computer Hardware;

(g)          all Deposit Accounts;

(h)          all Documents;

(i)           all Equipment (including Motor Vehicles) and Fixtures;

(j)           all General Intangibles;

(k)          all Goods;

(l)           all Instruments;

(m)         all Intellectual Property Collateral;

(n)          all Inventory;

(o)          all Investment Property;

(p)          all letters of credit and Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(q)          all Securities Collateral;

(r)           all Supporting Obligations;

(s)           all insurance claims;

(t)           all books and records pertaining to the Collateral; and

(u)         to the extent not covered by clauses (a) through (t) above, all choses in action and other personal property, whether tangible or intangible;

(v)         all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

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Notwithstanding anything to the contrary contained in clauses (a) through (v) above or in any other provision of any Loan Document, (x) the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property (but shall include the Proceeds and products of Excluded Property and each other item set forth in clause (v) above with respect to Excluded Property, in each case, to the extent that such Proceeds, products and other items do not themselves constitute Excluded Property)  and (y) (i) the Pledgors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail any Excluded Property and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may reasonably request and (ii) from and after the Closing Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent.

Section 2.2            Filings.

(a)           Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file or record in any relevant jurisdiction any initial financing statements (including fixture filings and transmitting utility filings, as applicable), continuation statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement, continuation statement or amendment relating to the Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, and (ii) in the case of a financing statement filed as a fixture filing or a transmitting utility filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request.  Such financing statements may describe the Collateral in the same manner as described herein or may contain a description of Collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection or priority of the security interest in the collateral granted to the Collateral Agent in connection herewith, including, describing such property as “all assets whether now owned or hereafter acquired” or “all personal property whether now owned or hereafter acquired” (regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC).

(b)           Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof.

(c)           Each Pledgor hereby further authorizes the Collateral Agent to file and/or record with the United States Patent and Trademark Office, the United States Copyright Office, any applicable successor office and any other similar office or Governmental Authority in any other country, as applicable, this Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, and any other documents determined by the Collateral Agent in its sole discretion to be necessary, advisable or prudent for the purpose of recording, perfecting, confirming, continuing, enforcing or protecting the pledge and security interest or the priority thereof granted by such Pledgor hereunder, with or without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

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ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL

Section 3.1            Delivery of Certificated Securities Collateral.  Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a valid and enforceable  perfected first priority security interest therein and in the Securities Collateral and, with respect to any certificates or agreements (if any) delivered to the Collateral Agent representing or evidencing Pledged Securities or Distributions, such Pledgor shall take, and shall cause the issuer to take, such action as the Collateral Agent deems to be necessary, advisable or prudent to ensure that such certificates shall constitute Securities (as defined in Article 8 of the UCC).  Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (and in any event within ten Business Days or such longer period as may be agreed to in writing by the Collateral Agent in its sole discretion) upon receipt thereof by such Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and such Pledgor shall promptly (and in any event within ten Business Days or such longer period as may be agreed to in writing by the Collateral Agent in its sole discretion) upon receipt thereof take, and shall cause the issuer to take, such action as the Collateral Agent deems to be necessary, advisable or prudent to ensure that such certificates representing or evidencing Pledged Securities or Distributions shall constitute Securities (as defined in Article 8 of the UCC).  All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank (including, to the extent reasonably requested by the Collateral Agent, applicable local law instruments of transfer or assignments in blank), all in form and substance satisfactory to the Collateral Agent.  The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder.  In addition, the Collateral Agent shall have the right, at any time, to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

Section 3.2            Perfection of Uncertificated Securities Collateral.  Each Pledgor represents and warrants that the Collateral Agent has a valid and enforceable perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof.  Each Pledgor shall ensure that the issuer of any membership, partnership or other Equity Interests constituting uncertificated Pledged Securities does not issue any certificate representing such interest or take any step to ‘opt in’ or have such uncertificated Pledged Securities treated as “securities” within the meaning of Section 8-102(a)(15) of the UCC without the prior written consent of the Collateral Agent.  Each Pledgor hereby agrees that if any issuer of Pledged Securities is organized in a jurisdiction that does not permit the use of certificates to evidence equity ownership or any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, if the Collateral Agent deems it necessary, advisable or prudent to perfect a first priority security interest in such Pledged Securities, (i) cause such pledge to be recorded on the equityholder register or the books of the issuer, (ii) cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto or such other form reasonably acceptable to the Collateral Agent, execute any customary pledge forms or other documents that the Collateral Agent deems to be necessary, advisable or prudent to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof and, upon the Collateral Agent’s request, provide to the Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent, confirming such pledge and perfection thereof and (iii) cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.

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Section 3.3            Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  Each Pledgor represents and warrants that the only filings, registrations and recordings necessary to perfect the security interest granted by each Pledgor to the Collateral Agent in respect of the Collateral are listed on Schedule 1 hereto.  All such filings, registrations and recordings have been delivered to the Collateral Agent in completed and, to the extent necessary, advisable or prudent, duly executed form for filing in each applicable governmental, municipal or other office specified on Schedule 1 hereto.  Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor will maintain the security interest created by this Agreement in the Collateral as a valid and enforceable perfected first priority security interest (subject to Permitted Liens) and shall defend such security interest against the claims and demands of all Persons, (ii) such Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Collateral Agent, such Pledgor shall promptly (and in any event within three Business Days or such longer period as may be agreed to in writing by the Collateral Agent in its sole discretion) and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including the filing of any financing statements and amendments thereof, continuation statements and other documents (including this Agreement) under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, the execution of one or more security documents compatible with applicable local law and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by or applicable under applicable Legal Requirements to perfect (to the extent a security interest in such Collateral may be so perfected under applicable Legal Requirements), continue and maintain a valid, enforceable, first priority security interest (subject to Permitted Liens) in the Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Collateral.

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Section 3.4            Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral, each Pledgor represents and warrants and covenants as follows, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Collateral:

(a)           Instruments and Tangible Chattel Paper.  As of the date hereof, each Pledgor hereby represents and warrants that (i) no amounts individually or in the aggregate in excess of $100,000 payable under or in connection with any of the Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed on Schedule 12 to the Perfection Certificate, (ii) the Intercompany Note has been properly assigned and delivered to the Collateral Agent, accompanied by an endorsement to the Intercompany Note in the form attached thereto duly executed in blank by each Pledgor and (iii) each such Instrument and each such item of Tangible Chattel Paper individually or in the aggregate in excess of $100,000 has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank.  If any amount individually or in the aggregate in excess of $100,000 then payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly and in any event within ten Business Days (or such longer period as may be agreed to in writing by the Collateral Agent in its sole discretion), endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify (including, to the extent reasonably requested by the Collateral Agent, applicable local law instruments of transfer or assignments in blank).

(b)           Deposit Accounts.  Each Pledgor hereby represents and warrants that (i) as of the date hereof, such Pledgor has neither opened nor maintains any Deposit Accounts other than the accounts listed on Schedule 16 to the Perfection Certificate, (ii) such Pledgor and each applicable Bank has executed and delivered, or, to the extent it has not already done so on the date hereof, shall execute and deliver in accordance with Section 5.15 of the Credit Agreement, a Control Agreement substantially in the form set forth in Exhibit 5 hereto or such other form that is reasonably satisfactory to the Collateral Agent with respect to each Deposit Account of such Pledgor listed on Schedule 16 to the Perfection Certificate other than Excluded Accounts, and (iii) the Collateral Agent has a valid and enforceable perfected first priority security interest (subject to Permitted Liens) in each such Deposit Account by Control.  No Pledgor shall hereafter establish and maintain any Deposit Account with respect to which such Pledgor is required to enter into a Control Agreement hereunder or under the Credit Agreement unless (A) the applicable Pledgor shall have given the Collateral Agent at least 30 days’ (or such shorter period as may be agreed to in writing by the Collateral Agent in its sole discretion) prior written notice of its intention to establish such new Deposit Account with a Bank, (B) such Bank shall be reasonably acceptable to the Collateral Agent and (C) such Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement (or an amendment to an existing Deposit Account Control Agreement) with respect to such Deposit Account.  The provisions of this Section 3.4(b) shall not apply to (x) any Excluded Accounts or (y) any Collateral Account or any other Deposit Accounts for which the Collateral Agent is the Bank.  No Pledgor has granted or shall grant Control of any Deposit Account to any Person other than the Collateral Agent.

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(c)           Securities Accounts and Commodity Accounts. Each Pledgor hereby represents and warrants that (i) as of the date hereof, it has neither opened nor maintains any Securities Accounts or Commodity Accounts other than those listed on Schedule 16 to the Perfection Certificate, (ii) such Pledgor and each applicable Securities Intermediary or Commodity Intermediary has executed and delivered a Securities Account Control Agreement or Commodity Account Control Agreement, as applicable, for each Securities Account or Commodity Account of such Pledgor listed on Schedule 16 to the Perfection Certificate, (iii) the Collateral Agent has a valid and enforceable perfected first priority security interest (subject to Permitted Liens) in each such Securities Account and Commodity Account by Control, and (iv) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities and those maintained in Securities Accounts or Commodity Accounts listed on Schedule 16 of the Perfection Certificate or in respect of which the Collateral Agent has Control.

(d)           Investment Property.  If any Pledgor shall at any time acquire any certificated securities constituting Investment Property, such Pledgor shall promptly, and in any event within ten Business Days of acquiring such security (or such later date as may be agreed to in writing by the Collateral Agent in its sole discretion), (i) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent or (ii) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Collateral Agent.  If any securities now or hereafter acquired by any Pledgor constituting Investment Property are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly, and in any event within ten Business Days of acquiring such security (or such later date as may be agreed to in writing by the Collateral Agent in its sole discretion), notify the Collateral Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with Entitlement Orders or other instructions from the Collateral Agent as to such securities, without further consent of any Pledgor or such nominee, (ii) cause a Security Entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Collateral Agent has Control or (iii) arrange for the Collateral Agent to become the registered owner of the securities.  The Pledgors shall not hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) the applicable Pledgor shall have given the Collateral Agent at least 30 days’ (or such shorter period as may be agreed to in writing by the Collateral Agent in its sole discretion) prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary, (2) such Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent and (3) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be.  The Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such withdrawal or dealing rights, would occur.  The provisions of this Section 3.4(d) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary.  No Pledgor shall grant Control over any Investment Property to any Person other than the Collateral Agent, and each Pledgor shall promptly (and in any event within ten Business Days) notify the Collateral Agent if any issuer of Pledged Interests takes any action to have any Pledged Interests issued by it treated as Securities under Article 8 of the UCC and such Pledgor shall take all steps deemed necessary, advisable or prudent by the Collateral Agent in order to grant Control of such Pledged Interests in favor of the Collateral Agent.  As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, Commodity Intermediary, any Pledgor or any other Person; provided, however, that nothing contained in this Section 3.4(d) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Pledgors or any other Person under any Control Agreement or under applicable Legal Requirements.  Each Pledgor shall promptly pay all Charges and fees of whatever kind or nature with respect to the Investment Property and Pledged Securities pledged by it under this Agreement.  In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Collateral Agent in accordance with Section 10.03 of Credit Agreement from all costs and expenses incurred by the Collateral Agent under this Section 3.4(d).

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(e)           Electronic Chattel Paper and Transferable Records.  If any amount, individually or in the aggregate, in excess of $100,000 or payable under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any Transferable Record, the Pledgor acquiring such Electronic Chattel Paper or Transferable Record shall promptly and in any event within ten Business Days of the acquisition thereof (or such later date as may be agreed to in writing by the Collateral Agent in its sole discretion) notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under Section 9-105 of the UCC of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such Transferable Record.  The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or Transferable Record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after giving effect to any such alterations.

(f)           Letter-of-Credit Rights.  If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Pledgor, other than (i) a Letter of Credit issued pursuant to the Credit Agreement or (ii) a Letter of Credit that is a “supporting obligation” (as defined in Section 9-102 of the UCC) with respect to other Collateral in which the Collateral Agent has a valid, enforceable, perfected first priority security interest (subject to Permitted Collateral Liens), in an amount individually in excess of $100,000 or in the aggregate in excess of $250,000, such Pledgor shall promptly (and in any event within ten Business Days of becoming a beneficiary thereunder (or such later date as may be agreed to in writing by the Collateral Agent in its sole discretion)) notify the Collateral Agent thereof and such Pledgor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer or other nominated Person of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.

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(g)           Commercial Tort Claims.  As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims having a book value or Fair Market Value, individually, in excess of $100,000, or in the aggregate in excess of $250,000, other than those listed on Schedule 15 to the Perfection Certificate.  If any Pledgor shall at any time hold or acquire a Commercial Tort Claim having a book value or Fair Market Value, individually, in excess of $100,000, or in the aggregate in excess of $250,000, such Pledgor shall promptly (and in any event within ten Business Days of acquiring such Commercial Tort Claim (or such later date as may be agreed to in writing by the Collateral Agent in its sole discretion)) notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

(h)           Collateral in the Possession of a Third Party.  If any Equipment or Inventory  is in possession or control of any third party, including any warehouseman, landlord, lessor, bailee or agent, the Pledgors shall notify the Collateral Agent thereof and notify the third party of the Collateral Agent’s security interest therein and use commercially reasonable efforts to obtain an acknowledgment (a “Bailee Letter”) from such third party that (i) it is holding the Equipment and Inventory for the benefit of the Collateral Agent, (ii) waiving all right, title and interest in such Equipment and/or Inventory and (ii) such party will comply with instructions from the Collateral Agent with respect to such Collateral, without further consent of any Pledgors.

(i)             Landlord’s Access Agreements.  Upon the reasonable request of the Collateral Agent, each Pledgor shall use its commercially reasonable efforts to obtain as soon as practicable with respect to any location set forth in Section 5.11(d) of the Credit Agreement a Landlord Access Agreement.

Section 3.5            Joinder of Additional Pledgors.  The Pledgors shall cause each Subsidiary of Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the Credit Agreement,  to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 hereto, (ii) a Perfection Certificate, in each case, within ten Business Days after the date on which it was acquired or created (or such later date as may be agreed by the Collateral Agent in its sole discretion) and (iii) such other documentation as the Collateral Agent shall reasonably requested, and upon such execution and delivery, such Subsidiary shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein.  The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of, or failure to add, any new Pledgor as a party to this Agreement or any other Loan Document.

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Section 3.6            Supplements; Further Assurances.  Each Pledgor shall take such further actions, and execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as the Collateral Agent may deem necessary, advisable or prudent, wherever required by applicable Legal Requirements, in order to perfect, preserve and protect the security interest and the priority thereof in the Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent the Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, (a) each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request such lists, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements (including local law security agreements), conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request and (b) each Pledgor that owns or acquires material Excluded Regulatory Collateral after the date hereof shall use commercially reasonable efforts to obtain approval of the applicable Governmental Authority with respect to the grant by such Pledgor of a security interest in such Excluded Regulatory Collateral unless such Pledgor determines in good faith that such approval is unobtainable.  If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary, advisable or prudent to prevent any impairment of the security interest in the Collateral or the perfection or priority thereof.  If (x) an Event of Default has occurred and is continuing or (y) a landlord of any Pledgor shall provide notice of default under or termination of any lease to which a Pledgor is a party such Pledgor shall use commercially reasonable efforts to cause such landlord to agree (in a writing addressed to the Collateral Agent) to extend the time period provided by such landlord for the removal of Collateral from the leased premises for a period, and otherwise on terms and conditions, reasonably satisfactory to the Collateral Agent; provided that, in connection therewith, no Pledgor shall agree, directly or indirectly, with any landlord to abandon any Collateral or waive or limit such Pledgor’s rights in any Collateral.  All of the foregoing shall be at the sole cost and expense of the Pledgors and shall be paid in accordance with Section 10.03 of the Credit Agreement.

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ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows (it being acknowledged and agreed that each reference in the representations and warranties of this Article IV to a Schedule of the Perfection Certificate, shall be taken as a reference to such Schedule as contained in the most recently updated or supplemented Perfection Certificate in effect at the time such representation and warranty is made):

Section 4.1            Title.  Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns (or either owns or has a license to, in the case of Intellectual Property Collateral) and, as to Collateral acquired by it from time to time after the date hereof, will own (or either own or have a License to, in the case of Intellectual Property Collateral) the rights in each item of Collateral pledged by it hereunder free and clear of any and all Liens or claims of others.  Such Pledgor has not filed, nor authorized any third party to file a financing statement or other public notice with respect to all or any part of the Collateral on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement, filed in favor of the holder of a Permitted Lien, permitted by the Credit Agreement or financing statements or public notices relating to the termination statements listed on Schedule 9(a) to the Perfection Certificate.  No Person other than the Collateral Agent has, or will have, control or possession of all or any part of the Collateral, except to the extent not prohibited by the Loan Documents.

Section 4.2            Validity of Security Interest.  The security interest in and Lien on the Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations, and (b) (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, subject to the filings and other actions described on Schedule 1 hereto, a valid and enforceable perfected first priority security interest (subject to Permitted Liens) in all such Collateral to the extent required by this Agreement and (ii) with respect to certificated Securities Collateral, Instruments, Tangible Chattel Paper, Deposit Accounts, Securities Accounts, Commodities Accounts, certificated Investment Property, Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights, subject to the deliveries contemplated pursuant to Section 3.1 and Section 3.4 and the filings contemplated pursuant to Section 3.3, a valid and enforceable perfected first priority security interest (with respect to the perfected first priority security interest contemplated by Section 3.3, subject to Permitted Liens) in all such Collateral to the extent required by this Agreement.  The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Collateral will at all times constitute a valid and enforceable perfected, continuing first priority security interest therein to the extent required by this Agreement, subject only to clause (b) of the preceding sentence and Permitted Liens.

Section 4.3            Pledgor Defense of Claims;  Transferability of Collateral.  Each Pledgor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein granted to the Collateral Agent and the priority thereof required hereunder against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party.  There is no agreement that restricts the transferability of any material portion of the Collateral or impairs or conflicts with such Pledgor’s obligations or the rights of the Collateral Agent hereunder, and no Pledgor shall enter into any such agreement or take any other action that would have any such effect.

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Section 4.4            Other Financing Statements.  No Pledgor has filed, nor authorized any third party to file (nor will there be) any valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral other than financing statements and other statements and instruments filed in favor of the Collateral Agent, or relating to Permitted Liens, or as otherwise permitted by the Credit Agreement or financing statements or public notices relating to the termination statements listed on Schedule 9(a) to the Perfection Certificate.  Prior to the payment in full of the Secured Obligations, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to any Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor in favor of the Collateral Agent, or any holder of Permitted Liens, or as otherwise permitted by the Credit Agreement.

Section 4.5            Chief Executive Office; Change of Name; Jurisdiction of Organization, etc.

(a)           The exact legal name, jurisdiction of organization, organizational identification number and tax identification number, if any, of each Pledgor is set forth on Schedule 1(a) to the Perfection Certificate, and the chief executive office of each Pledgor is set forth on Schedule 2(a) to the Perfection Certificate.

(b)           No Pledgor shall effect any change (i) in any Pledgor’s legal name, (ii) in the location of any Pledgor’s chief executive office, (iii) in any Pledgor’s organizational structure, (iv) in any Pledgor’s Federal Taxpayer Identification Number or organizational identification number, if any (except as may be required by applicable Legal Requirements, in which case, Borrower shall promptly notify the Collateral Agent of such change), or (v) in any Pledgor’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent not less than ten Business Days’ prior written notice (in the form of an Officers’ Certificate), of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) it shall have taken all action necessary or advisable to maintain the validity, enforceability, perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable.  Each Pledgor shall promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence.  Each Pledgor shall promptly notify the Collateral Agent in writing of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or any such facility), other than changes in location to a Mortgaged Property or a leased Property subject to a Landlord Access Agreement in favor of the Collateral Agent.

(c)           If such Pledgor does not have an organizational identification number or tax identification number and later obtains one, such Pledgor shall within ten Business Days notify the Collateral Agent in writing of such organizational identification number or tax identification number, as the case may be.  If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a valid, enforceable, and perfected security interest with the priority required hereunder in such Pledgor’s property constituting Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

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(d)           Each Pledgor shall comply with the provisions of Section 5.13 of the Credit Agreement.

Section 4.6            Location of Inventory and Equipment.  As of the date hereof, all Equipment and Inventory of such Pledgor with a fair market value in excess of $250,000, for each individual location, and $1,000,000, in the aggregate for all locations with less than $250,000 of such Collateral, is located at the chief executive office or such other location listed on Schedule 2(d) to the Perfection Certificate.  Such Pledgor will (a) provide the Collateral Agent with not less than 30 days’ prior written notice of its intention to move any Equipment or Inventory (other than Equipment and Inventory of such Pledgor with a fair market value of less than $250,000, for each individual location, and $1,000,000, in the aggregate) from such location to another location, and will provide the Collateral Agent with such other information in connection with such location as the Collateral Agent may reasonably request for purposes of maintaining the perfection and priority of the security interest of the Collateral Agent in such Equipment and Inventory and (b) take all other actions reasonably requested by the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent in such Equipment and Inventory for the benefit of the Secured Parties.

Section 4.7            Corporate Names; Prior Transactions.  Such Pledgor has not, during the past five years, been known by or used any other corporate or fictitious name or been party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, in each case other than as set forth on Schedules 1(b) and 1(c) to the Perfection Certificate.

Section 4.8            Due Authorization and Issuance.  All of the Initial Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued, such Pledged Shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable.  All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor’s status as a partner or a member of any issuer of the Initial Pledged Interests.

Section 4.9            Consents, etc.  No consent of any party (including, without limitation, equity holders or creditors of such Pledgor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required (a) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or (b) for the exercise by the Collateral Agent of the remedies in respect of the Collateral pursuant to this Agreement.  If the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the request of the Collateral Agent, each Pledgor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

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Section 4.10          Collateral.  All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects.

Section 4.11          Insurance.

(a)           The Pledgors shall take all actions necessary to obtain and maintain such insurance as is required pursuant to the Credit Agreement.  In the event that the proceeds of any insurance claim are paid after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be paid to the Collateral Agent to satisfy any deficiency remaining after such foreclosure.  The Collateral Agent shall retain its interest in the insurance policies and coverages required to be maintained pursuant to the Credit Agreement during any redemption period.

(b)           Pledgor shall provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof.

(c)           All such insurance shall (i) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or lender’s loss payee (in the case of property insurance), as applicable, (ii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iii) be reasonably satisfactory in all other material respects to the Collateral Agent.

Section 4.12          Intellectual Property.

(a)           The operation of such Pledgor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith does not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(b)           Such Pledgor is licensed to use or is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral that is material to its business, and is entitled to use such Intellectual Property Collateral subject only to the terms of the License Agreements.

(c)           The Intellectual Property Collateral set forth on Schedule 14 to the Perfection Certificate includes all of the following that are owned by such Pledgor (or in the case of License Agreements, to which such Pledgor is a party) as of the date hereof:  Patents that are Registered, Trademarks that are Registered, Copyrights that are Registered and License Agreements.

(d)           The Registered Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the knowledge of such Pledgor, is valid and enforceable.  Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

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(e)           Such Pledgor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of material Registered Intellectual Property Collateral in full force and effect throughout the world, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks that are Registered with the United States Patent and Trademark Office and in corresponding national and international patent and trademark offices, and recordation of any of its interests in the Copyrights that are Registered with the United States Copyright Office and in corresponding national and international copyright offices.  Such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral.

(f)           No claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or, to the knowledge of such Pledgor, threatened against such Pledgor (i) based upon or challenging or seeking to deny or restrict the Pledgor’s rights in or use of any of the Intellectual Property Collateral, (ii) alleging that the Pledgor’s rights in or use of the Intellectual Property Collateral or that any services provided by, processes used by, or products manufactured or sold by, such Pledgor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (iii) alleging that the Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement.  No Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property Collateral or the Pledgor’s rights in or use thereof.  Except as set forth on Schedule 14 to the Perfection Certificate, such Pledgor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral.  The consummation of the transactions contemplated by the Loan Documents will not result in the termination or impairment of any of the Intellectual Property Collateral.

(g)           With respect to each License Agreement: (i) such License Agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (ii) such License Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such License Agreement or otherwise give any party thereto a right to terminate such License Agreement; (iii) such Pledgor has not received any notice of termination or cancellation under such License Agreement; (iv) such Pledgor has not received any notice of a breach or default under such License Agreement, which breach or default has not been cured; (v) such Pledgor has not granted to any other third party any rights, adverse or otherwise, under such License Agreement; and (vi) neither such Pledgor nor any other party to such License Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such License Agreement.

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(h)           To the knowledge of such Pledgor, (i) none of the Trade Secrets of such Pledgor has been used, divulged, disclosed or appropriated to the detriment of such Pledgor for the benefit of any other Person other than such Pledgor; (ii) no employee, independent contractor or agent of such Pledgor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Pledgor; and (iii) no employee, independent contractor or agent of such Pledgor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Pledgor’s Intellectual Property Collateral.

(i)           No Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, agreement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 4.13          Payment of Taxes; Compliance with Legal Requirements; Contesting Liens; Charges.  Each Pledgor may at its own expense contest the validity, amount or applicability of any Charges so long as the contest thereof shall be conducted in accordance with, and not prohibited pursuant to the provisions of, the Credit Agreement.  Notwithstanding the foregoing sentence, (a) no contest of any such obligation may be pursued by such Pledgor if such contest could reasonably be expected to expose the Collateral Agent or any other Secured Party to (i) any possible criminal liability or (ii) any additional civil liability for failure to comply with such obligations unless such Pledgor shall have furnished a bond or other security therefor satisfactory to the Collateral Agent, or such Secured Party, as the case may be, and (b) if at any time payment or performance of any obligation contested by such Pledgor pursuant to this Section 4.13 shall become reasonably necessary to prevent the imposition of remedies because of non-payment, such Pledgor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

Section 4.14          Access to Collateral, Books and Records; Other Information.  Each Pledgor shall permit representatives of the Collateral Agent or any Secured Party upon reasonable notice to visit and inspect any of its properties, including to conduct any environmental assessments, sampling, testing or monitoring of the Mortgaged Property, or assets and examine and make abstracts from any of its books and records (including insurance policies) at any reasonable time and upon reasonable notice.  Such Pledgor shall, at any and all times, within a reasonable time after written request by the Collateral Agent, furnish or cause to be furnished to the Collateral Agent, in such manner and in such detail as may be reasonably requested by the Collateral Agent, additional information with respect to the Collateral.  If a Default occurs and is continuing, the Collateral Agent shall have the right, but not the obligation, to access any Mortgaged Property to undertake any Response that the Collateral Agent in its sole discretion deems appropriate at the sole cost and expense of the Pledgors.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

Section 5.1            Pledge of Additional Securities Collateral.  Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person, accept the same in trust for the benefit of the Collateral Agent and promptly, and in any event within ten Business Days thereafter (or such later date as may be agreed to in writing by the Collateral Agent in its sole discretion), deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 in respect of such additional Pledged Securities or Intercompany Notes that are to be pledged pursuant to this Agreement, and confirming the grant of the Lien created hereby in respect of such additional Pledged Securities or Intercompany Notes.  Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Collateral.

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Section 5.2            Voting Rights; Distributions; etc.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)           Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the other Loan Documents or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner that could reasonably be expected to (x) have a material adverse effect on the value thereof or (y) be disadvantageous to any Secured Party in any material respect.

(ii)           Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of Pledged Securities or Intercompany Notes shall promptly, and in any event within ten Business Days after receipt thereof (or such later date as may be agreed to in writing by the Collateral Agent in its sole discretion), be delivered to the Collateral Agent to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary, advisable or reasonably requested endorsement).

(b)           Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may implement either or both of the following remedies:

(i)           All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which, shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)           All rights of each Pledgor to receive Distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) without further action shall cease and all such rights shall thereupon become vested in the Collateral Agent, which, shall thereupon have the sole right to receive and hold as Collateral such Distributions.

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(c)           Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(b)(i) and to receive all Distributions which it may be entitled to receive under Section 5.2(b)(ii).  If the Collateral Agent duly exercises its right to vote any of such Pledged Securities, each Pledgor appoints the Collateral Agent, such Pledgor’s true and lawful attorney-in-fact and grants the Collateral Agent an irrevocable proxy to vote such Pledged Securities in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.

(d)           All Distributions that are received by any Pledgor contrary to the provisions of Section 5.2(b)(ii) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from the other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary, advisable or reasonably requested endorsement).

Section 5.3            Default.  Such Pledgor is not in default or violation under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it (including with respect to the payment of any portion of any mandatory capital contribution, if any, required to be made thereunder).  No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor, to the knowledge of such Pledgor, have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents of such Pledgor and certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

Section 5.4            Certain Agreements of Pledgors as Issuers and Holders of Equity Interests.

(a)           In the case of each Pledgor that is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b)           In the case of each Pledgor that is a partner, member or holder of any Equity Interests in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Documents of such Pledgor to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, member or holder of Equity Interests in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, member or holder of Equity Interests, as the case may be.

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ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

Section 6.1            Grant of License.  For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent licensable, an irrevocable, non-exclusive worldwide license (exercisable without payment of royalty or other compensation to such Pledgor) to use, assign, license sublicense or otherwise dispose of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located.  Such license shall include access to all media in which any of the Intellectual Property Collateral may be recorded or stored and to all computer programs used for the compilation or printout hereof.

Section 6.2            Registration.  Except pursuant to licenses and other agreements entered into by any Pledgor in the ordinary course of business, on and as of the date hereof (i) each Pledgor owns and/or possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed on Schedule 14 to the Perfection Certificate, and (ii) to the knowledge of Pledgor, all registrations listed on Schedule 14 of the Perfection Certificate are valid and in full force and effect.

Section 6.3            Protection of Collateral Agent’s Security.

(a)           With respect to each item of its Intellectual Property Collateral, each Pledgor agrees, on a continuing basis, to take, at its sole cost and expense, all necessary steps, including, without limitation, in the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Pledgor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office, the United States Copyright Office or other Governmental Authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.  No Pledgor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for any Patent, Trademark, or Copyright, unless such Pledgor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Pledgor’s business and that the loss thereof would not be reasonably likely to materially adversely affect the operation of such Pledgor’s business, in which case, such Pledgor will give prompt notice of any such abandonment to the Collateral Agent.

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(b)           Each Pledgor agrees, on a continuing basis, promptly (and in any event within ten Business Days) to notify the Collateral Agent if such Pledgor becomes aware (i) that any item of the Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Pledgor’s ownership of any of the Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral.

(c)           In the event that any Pledgor becomes aware that any item of the Intellectual Property Collateral is being infringed or misappropriated by a third party, such Pledgor shall promptly (and in any event within ten Business Days)  notify the Collateral Agent and shall take such actions, at its expense, as such Pledgor or the Collateral Agent deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.  Without limiting the foregoing, upon such Pledgor obtaining knowledge thereof, Pledgor shall promptly (and in any event within ten Business Days) notify the Collateral Agent in writing of any event that may be reasonably expected to materially and adversely affect the value or utility any item of Intellectual Property Collateral, the ability of such Pledgor or the Collateral Agent to dispose of such Intellectual Property Collateral or any portion thereof or the rights and remedies of the Collateral Agent in relation thereto, including a levy or written threat of levy or any legal process against such Intellectual Property Collateral or any portion thereof.

(d)           Each Pledgor agrees, on a continuing basis, to use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral.  No Pledgor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.  No Pledgor will settle or compromise any pending or future litigation or administrative proceeding with respect to any Intellectual Property Collateral without the prior written consent of the Collateral Agent.

(e)           Except as otherwise permitted by this Article VI, each Pledgor agrees, on a continuing basis, to take all steps which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(f)           No Pledgor shall (i) license any  Intellectual Property Collateral other than pursuant to License Agreements entered into by such Pledgor in, or incidental to, the ordinary course of its business, or (ii) amend or permit the amendment of any License Agreement in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral intended to be granted to the Collateral Agent for the benefit of the Secured Parties, in each case (i) and (ii), without the consent of the Collateral Agent.

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(g)           Each Pledgor agrees, on a continuing basis, diligently keep adequate records respecting the Intellectual Property Collateral and  furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Collateral Agent may from time to time request.

(h)           During the continuance of an Event of Default, within three Business Days after written notice from the Collateral Agent, make available to the Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Pledgor under or in connection with the Intellectual Property Collateral, and each Pledgor shall use commercially reasonable efforts to ensure that such Persons shall be available to perform their prior functions on the Collateral Agent’s behalf if compensated at Pledgor’s expense on a per diem, pro rata basis consistent with the salary and benefits structure applicable to each as of the date of such Event of Default.

(i)           With respect to its Intellectual Property Collateral, each Pledgor agrees to execute or otherwise authenticate agreements, as applicable, the Copyright Security Agreement,  Patent Security Agreement and Trademark Security Agreement in substantially the forms set forth in Exhibits 6, 7 and 8 hereto or otherwise in form and substance satisfactory to the Collateral Agent for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

If any Pledgor shall, at any time before the payment in full of the Secured Obligations, (a) obtain any rights to any additional Intellectual Property Collateral or (b) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions of this Agreement shall automatically apply thereto and any such item enumerated in clause (a) or (b) of this Section 6.3 with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such item would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party (excluding any Intellectual Property Collateral that constitutes Excluded Property).  Each Pledgor shall promptly (i) provide to the Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (a) and (b) of the immediately preceding sentence of this Section 6.3 by execution of an instrument in form reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be deemed necessary, advisable or prudent by the Collateral Agent to preserve, protect or perfect the Collateral Agent’s security interest or the priority thereof in such Intellectual Property Collateral to the extent such security interest in such Intellectual Property Collateral may be perfected under applicable Legal Requirements.  Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 14(a) (b) and (c) to the Perfection Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of such Pledgor.

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Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary, advisable or prudent to protect the Intellectual Property Collateral.  Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder.  In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent in accordance with Section 10.03 of the Credit Agreement for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.3.  In the event that the Collateral Agent shall elect not to bring such suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all actions necessary, advisable or prudent, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS

Section 7.1            Special Representation and Warranties.  As of the time when each of its Accounts arises, each Pledgor shall be deemed to have represented and warranted that such Account and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) to the Pledgor’s knowledge, represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, (iii) will, in the case of an Account, except for the original or duplicate original invoice sent to purchase evidencing such purchaser’s account, be the only original writing evidencing and embodying such obligation of the account debtor named therein and (iv) are in all material respects in compliance and conform with all applicable Legal Requirements.

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Section 7.2            Maintenance of Records.  Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with prudent business practices, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto.  Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor).  Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent’s security interest therein without the consent of any Pledgor.

Section 7.3            Legend.  At the request of the Collateral Agent and in form and manner satisfactory to the Collateral Agent, each Pledgor shall legend the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

Section 7.4            Modification of Terms, etc.  No Pledgor shall rescind or cancel any obligations evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business in a manner consistent with prudent business practices, or extend or renew any such obligations except in the ordinary course of business consistent with prudent business practices or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the ordinary course of business in a manner consistent with prudent business practices without the prior written consent of the Collateral Agent.  Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Accounts.

Section 7.5            Collection.  Each Pledgor shall cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business and consistent with prudent business practices (including Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Pledgor may, with respect to an Account, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time.  The costs and expenses (including attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors in accordance with Section 10.03 of the Credit Agreement.

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ARTICLE VIII

TRANSFERS

Section 8.1            Transfers of Collateral.  No Pledgor shall (a) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral pledged by it hereunder except to the extent not prohibited by and otherwise subject to the requirements of the Credit Agreement or (b) create or permit to exist any Lien upon or with respect to any of the Collateral pledged by it hereunder other than Permitted Liens.

ARTICLE IX

REMEDIES

Section 9.1            Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(a)           Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(b)           Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly but in no event later than three Business Days after receipt thereof (or such later date as may be agreed to in writing by the Collateral Agent in its sole discretion) pay such amounts to the Collateral Agent;

(c)           Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(d)           Take possession of the Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense:  (i) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (ii) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (iii) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition.  Each Pledgor’s obligation to deliver the Collateral as contemplated in this Section 9.1(d) is of the essence hereof.  Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

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(e)           Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Collateral for application to the Secured Obligations as provided in Article X;

(f)           Retain and apply the Distributions to the Secured Obligations as provided in Article X;

(g)           Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(h)           All the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2, sell, assign, transfer or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.  The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale.  Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any Legal Requirement now existing or hereafter enacted.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

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Notwithstanding anything to the contrary contained in this Agreement, the Credit Agreement, or any other Loan Document or in any other agreement, instrument or document executed by any Pledgor and delivered to the Collateral Agent or any Lender, and without waiving or limiting any obligations of the Pledgors hereunder, neither the Collateral Agent nor any Lender or other Secured Party, nor any receiver appointed by the exercise of remedies hereunder, (i) will take any action pursuant to this Agreement, the Credit Agreement, or any other Loan Document or any other document referred to above which would constitute or result in any assignment or change of control of any Regulatory License issued by the FCC, any PUC, or any other Governmental Authority if any such assignment or change of control would require, under any Legal Requirements, the prior approval of the FCC, any PUC, or any other Governmental Authority without first obtaining such prior approval of the FCC, such PUC, or such other Governmental Authority.

In connection with the enforcement by the Collateral Agent of any remedies pursuant to this Section 9.1 that would require the approval of the FCC, a PUC or any Governmental Authority, and subject to the terms and conditions set forth herein, each Pledgor agrees that it shall join and cooperate fully with, at the request of the Collateral Agent, any receiver referred to below and/or the successful bidder or bidders at any foreclosure sale in a filing of an application (and furnishing any additional information that may be required in connection with such application or which the Collateral Agent may believe relevant to such application) with the FCC, any PUC and all other applicable Governmental Authorities, requesting their prior approval of the transfer of control of any Pledgor or assignment of all licenses, certificates, Governmental Approvals, approvals and permits, issued to any Pledgor by the FCC, any PUC or any such Governmental Authorities with respect to the Collateral and the operation thereof, to the Collateral Agent, the receiver or to the successful bidder or bidders. In connection with the foregoing, each Pledgor shall take such further actions, and execute all such instruments, as the Collateral Agent reasonably deems necessary or advisable.

If the Pledgors fail to reasonably cooperate with the Collateral Agent in its enforcement of any remedies permitted hereunder that would require the approval of the FCC, a PUC, or any Governmental Authority, and subject to the terms and conditions set forth herein, (i) each Pledgor agrees that the Collateral Agent may enforce any obligation of any such Pledgor as set forth in this section by an action for specific performance; and (ii) each Pledgor, subject to the rules and regulations of the FCC, a PUC, or any Governmental Authority, hereby irrevocably constitutes and appoints the Collateral Agent and any agent or officer thereof (which appointment is coupled with an interest) as its true and lawful attorney-in-fact with full irrevocable power and authority and in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, after the occurrence and during the continuance of an Event of Default and in connection with the foregoing, for the purpose of executing on behalf and in the name of such Pledgor any and all of the above-referenced instruments and to take any and all appropriate action in furtherance of the foregoing. The exercise of any rights or remedies hereunder or under any other Loan Document by the Collateral Agent or any other Person acting on its behalf that may require FCC, any PUC or any other Governmental Authority approval, shall be subject to obtaining such approval and shall at all times be consistent in all material respects with the rules and regulations of the FCC, any PUC, or any Governmental Authority. Pending the receipt of any FCC, any PUC or any  Governmental Authority approval, no Pledgor shall do anything to delay, hinder, interfere or obstruct the exercise of the Collateral Agent’s rights or remedies hereunder in obtaining such approvals. Notwithstanding anything to the contrary in this Agreement, neither the Collateral Agent nor any other Person acting on its behalf shall take any action which would reasonably be expected to cause the revocation, suspension or material adverse modification of any of the regulatory licenses, permits, or franchises of any Pledgor.

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In connection with the exercise of its remedies under this Agreement that require the approval of the FCC, a PUC, or any Governmental Authority, the Collateral Agent may, upon the occurrence and during the continuation of an Event of Default, obtain the appointment of a receiver or trustee to assume upon receipt of all necessary judicial, FCC, any PUC or other Governmental Authority consents or approvals, control of or ownership of any of the Governmental Approvals. Such receiver or trustee shall have all rights and powers provided to it by law or by court order or provided to the Collateral Agent under this Agreement. Upon the appointment of such trustee or receiver, each Pledgor agrees to cooperate, to the extent necessary or advisable, in the expeditious preparation, execution and filing of an application to the FCC, any PUC or any other Governmental Authority or for consent to the transfer or control or assignment of any Pledgor’s Governmental Approvals to the receiver or trustee.

Section 9.2            Notice of Sale.  Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by any Legal Requirement, 10 days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market (in which case no such prior notice shall be required).  No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

Section 9.3            Waiver of Notice and Claims; Other Waivers; Marshalling.

(a)           Each Pledgor hereby waives, to the fullest extent permitted by applicable Legal Requirements, notice of judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under any Legal Requirement, and each Pledgor hereby further waives, to the fullest extent permitted by applicable Legal Requirements (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Legal Requirements.  The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX except to the extent resulting solely from the Collateral Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity or otherwise against such Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

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(b)           Each Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of Credit Extensions, Collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description.

(c)           The Collateral Agent shall not be required to marshal any present or future collateral security (including the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order.  To the maximum extent permitted by applicable Legal Requirements, each Pledgor hereby agrees that it will not invoke any Legal Requirement relating to the marshalling of collateral and hereby irrevocably waives the benefits of all such Legal Requirements.

Section 9.4            Standards for Exercising Rights and Remedies.  (a)  To the extent that applicable Legal Requirements impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (i) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or to fail to obtain consents for Governmental Authorities or third parties for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Pledgor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim or modify disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral.  The Pledgors acknowledge that the purpose of this Section 9.4 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would fulfill the Collateral Agent’s duties under the UCC or other Legal Requirement of the State or any other relevant jurisdiction in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 9.4.  Without limiting the foregoing, nothing contained in this Section 9.4 shall be construed to grant any rights to any Pledgor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Legal Requirements in the absence of this Section 9.4.

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(a)           Each Pledgor recognizes that, by reason of certain prohibitions contained in Legal Requirements, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of a Governmental Authority.  Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Legal Requirements, the Collateral Agent shall have no obligation to engage in public sales.

(b)           Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state or foreign securities laws, the Collateral Agent may be compelled, with respect to any sale or disposition of all or any part of the Securities Collateral and Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state or foreign securities laws, even if such issuer would agree to do so.

(c)           If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall, and shall cause each issuer of Securities Collateral and Investment Property to be sold hereunder to, from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number and nature or interest, of securities or other instruments included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d)           Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.5 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.5 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

Section 9.5            No Waiver; Cumulative Remedies.

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(i)           No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties.  The remedies herein provided are cumulative and are not exclusive of any remedies provided by applicable Legal Requirements, in equity or otherwise.

(ii)           In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

Section 9.6            Certain Additional Actions Regarding Intellectual Property.  If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the Intellectual Property Collateral that is Registered or such other documents as are necessary, advisable or prudent to carry out the intent and purposes hereof.

ARTICLE X

PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS;
APPLICATION OF PROCEEDS

Section 10.1          Proceeds of Casualty Events and Collateral Dispositions.  The Pledgors shall take all actions required by the Credit Agreement with respect to any Net Cash Proceeds of any Casualty Event or from the sale or disposition of any Collateral.

Section 10.2          Application of Proceeds.  The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Credit Agreement.

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ARTICLE XI

MISCELLANEOUS

Section 11.1           Concerning Collateral Agent.

(i)            The Collateral Agent has been appointed as collateral agent pursuant to the  Credit Agreement.  The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement.  The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement and the Credit Agreement.  Each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Agreement.  The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement.  Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement.  After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(ii)           Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession from time to time if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests; provided that neither the Collateral Agent nor any of the other Secured Parties nor any of their respective directors, officers, employees or agents shall have responsibility for (x) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters (y) failing to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or (z) failing to take any necessary steps to preserve rights against any Person with respect to any Collateral.

(iii)           The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(iv)           If any item of Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall determine which provisions shall control.

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Section 11.2          Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact.  If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any Charges, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of Section 4.14.  Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 10.03 of the Credit Agreement.  Neither the provisions of this Section 11.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.  Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Loan Documents which the Collateral Agent may deem necessary, advisable or prudent to accomplish the purposes hereof.  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Section 11.3          Continuing Security Interest; Assignment.  This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assignees (including permitted assignees pursuant to Section 10.04 of the Credit Agreement).  No other Persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto.  Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any obligations held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement.

Section 11.4          Termination; Release; Reinstatement.  Collateral shall be released if and to the extent so provided in Section 9.14(c) of the Credit Agreement.  Each Pledgor agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, any Lien or other Collateral securing such Pledgor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Pledgor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

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Section 11.5          Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

Section 11.6          Notices.  Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.

Section 11.7          Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)           THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL.

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(b)           EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LEGAL REQUIREMENTS.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT, ANY OTHER AGENT, ANY LENDER OR OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.7(b).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN FACSIMILE TRANSMISSION OR ELECTRONIC MEANS AND DISREGARDING ANY PERSON TO WHOM SUCH NOTICE SI REQUIRED TO BE COPIED) IN SECTION 11.6.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS.

(e)           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE TRANSACTIONS OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7.

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Section 11.8          Severability of Provisions.  Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.9          Execution in Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.10        Business Days.  In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

Section 11.11        Waiver of Stay.  Each Pledgor covenants that in the event that such Pledgor or any property or assets of such Pledgor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or such Pledgor shall otherwise be a party to any federal, state or foreign bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such Legal Requirement is applicable, then, in any such case, whether or not the Collateral Agent has commenced foreclosure proceedings under this Agreement, such Pledgor shall not, and each Pledgor hereby expressly waives its right to (to the extent it may lawfully do so) at any time insist upon, plead or in any whatsoever, claim or take the benefit or advantage of any such automatic stay or such similar provision as it relates to the exercise of any of the rights and remedies (including any foreclosure proceedings) available to the Collateral Agent as provided in this Agreement, in any other Security Document or any other document evidencing the Secured Obligations.  Each Pledgor further covenants that it will not hinder, delay or impede the execution of any power granted herein to the Collateral Agent, but will suffer and permit the execution of every such power as though no law relating to any stay or similar provision had been enacted.

Section 11.12        No Credit for Payment of Taxes or Imposition.  No Pledgor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Collateral or any part thereof.

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Section 11.13        No Claims Against Collateral Agent.  Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

Section 11.14        No Release.  Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith.  The obligations of each Pledgor contained in this Section 11.14 shall survive the termination and release of the Liens hereunder and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

Section 11.15        Overdue Amounts.  Until paid, all amounts due and payable under this Agreement shall constitute Secured Obligations and shall bear interest, whether before or after judgment, at the Default Rate.

Section 11.16        Obligations Absolute.  All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)           any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

(ii)          any lack of validity or enforceability of any Loan Document, or any other agreement or instrument relating thereto against any Pledgor;

(iii)         any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(iv)         any pledge, exchange, release or non-perfection or loss of priority of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v)          any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, or any Loan Document; or

(vi)         any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

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IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Security Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

INTERNAP NETWORK SERVICES CORPORATION , as Pledgor

By	/s/ J. Eric Cooney
Name:	J. Eric Cooney
Title:	Chief Executive Officer

VOXEL HOLDINGS, INC., as Pledgor

By	/s/ John D. Maggard
Name:	John D. Maggard
Title:	President and Treasurer

VOXEL DOT NET, INC., as Pledgor

By	/s/ John D. Maggard
Name:	John D. Maggard
Title:	President and Treasurer

UBERSMITH, INC., as Pledgor

By	/s/ John D. Maggard
Name:	John D. Maggard
Title:	President and Treasurer

INTERNAP CONNECTIVITY LLC, as Pledgor

By	/s/ John D. Maggard
Name:	John D. Maggard
Title:	President and Treasurer

[Signature Page to Security Agreement]

JEFFERIES FINANCE LLC, as Collateral Agent

By	/s/ Brian Buoye
Name:	Brian Buoye
Title:	Managing Director

[Signature Page to Security Agreement]